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                                                                   Exhibit 10.29

                            COLLATERAL ASSIGNMENT OF
                        PATENTS, TRADEMARKS & COPYRIGHTS

     THIS COLLATERAL ASSIGNMENT OF PATENTS, TRADEMARKS & COPYRIGHTS is entered into on this 24/th/ day of January, 2003, by and between AIRNET COMMUNICATIONS CORPORATION, a Delaware Corporation having a mailing address at 3950 Dow Road, Melbourne, Florida 32934 ("Debtor"), and SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership having a mailing address at 300 Building, 435 Devon Park Drive, Wayne, PA 19087 ("SCP II") and TECORE, INC., a Texas corporation having a mailing address at 7165 Columbia Gateway Drive, Columbia, Maryland 21406 ("TECORE"). SCP II and TECORE are referred to collectively herein as "Secured Party."

     NOW, THEREFORE, in consideration of the premises, Debtor hereby agrees with Secured Party as follows:

1.   Grant of Security Interest.

     1.1 Grant. Debtor hereby grants to Secured Party a first priority security interest in, and conditionally assigns, but does not transfer title to Secured Party, all of Debtor's right, title, and interest in and to the following collateral (collectively, the "Collateral") to secure the repayment of any loans (the "Loans") under, the satisfaction of any obligations (the "Obligations") under, and the full, complete and absolute performance by Debtor of each of the terms and conditions of, the Bridge Loan Agreement, Bridge Loan Promissory Notes, Security Agreement and other loan documents dated of even date herewith between Debtor and one or both of the Secured Parties, as amended from time to time (collectively, the "Loan Agreement"). All capitalized terms used in this Agreement and not defined herein shall have the meaning ascribed thereto in the Loan Agreement unless the context clearly provides otherwise.

     1.2 Definition of Collateral. The Collateral shall consist of the following:

         (a) Each of the Patent Rights which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such Patent Rights;

         (b) All of Debtor's right, title, and interest in and to the patents and patent applications listed on Schedule A, attached hereto, as the same may be updated hereafter from time to time;

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         (c) All of Debtor's right, title, and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Debtor or in the name of Secured Party for past, present, and future infringements of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

         (d) Each of the Trademark Rights which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such Trademark Rights;

         (e) All of Debtor's right, title, and interest in and to the trademarks and trademark registrations listed on Schedule B, attached hereto, as the same may be updated hereafter from time to time;

         (f) All of Debtor's right, title and interest to register trademark claims under any state or federal law or regulation of any foreign country and to apply for, renew, and extend the Trademark Rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Debtor or in the name of Secured Party for past, present, and future infringements of Trademark Rights, and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the associated goodwill;

         (g) Each of the Copyrights which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such Copyrights;

         (h) All of Debtor's right, title, and interest in and to the copyrights and copyright registrations listed on Schedule C, attached hereto, as the same may be updated hereafter from time to time;

         (i) All of Debtor's right, title and interest to register copyright claims under any state or federal law or regulation of any foreign country and to apply for, renew, and extend the Copyrights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Debtor or in the name of Secured Party for past, present, and future infringements of the Copyrights, and all rights (but not obligations) corresponding thereto in the United States and any foreign country,;

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         (j) All general intangibles relating to the Collateral, including all
Software, Know-How, Trade Secrets and other Intellectual Property and Improvements; and

         (k) All proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

2. After-Acquired Patent, Trademark & Copyright Rights. If Debtor shall obtain rights to any new Patent Rights, patentable inventions, Trademark Rights, Copyrights or general intangibles relating thereto, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new rights or any renewal or extension thereof. Debtor shall bear any expenses incurred in connection with future applications for patent, trademark or copyright registration.

3. Litigation and Proceedings. Debtor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings, or other actions for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Debtor shall provide to Secured Party any information with respect thereto requested by Secured Party. Secured Party shall provide at Debtor's expense all necessary cooperation in connection with any such suit, proceeding, or action, including, without limitation, joining as a necessary party. Following Debtor's becoming aware thereof, Debtor shall notify Secured Party of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office or Copyright Office, or any United States, state, or foreign court regarding Debtor's claim of ownership in any of the Patent Rights, Trademark Rights, Copyrights or general intangibles relating thereto, its right to apply for the same, or its right to keep and maintain such Patent Rights, Trademark Rights, Copyrights or general intangibles rights.

4. Power of Attorney. Debtor grants Secured Party power of attorney, having the full authority, and in the place of Debtor, from time to time in Secured Party's discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitations,: (a) to endorse Debtor's name on all applications, documents, papers, and instruments necessary for Secured Party to use or maintain the Collateral; and (b) to ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral. Notwithstanding the forgoing, Secured Party may not file any claims or take any action or institute any proceedings

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for the collection of any of the Collateral or assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral to any person except upon the occurrence of an Event of Default.

5. Right to Inspect. Debtor grants to Secured Party and its employees and agents the right to visit Debtor's plants and facilities at which Debtor may design, develop, manufacture, inspect, assemble, ship or store products or services sold or licensed under any of the Trademark Rights, Patent Rights or Copyrights, and to inspect the products, services and quality control records relating thereto at reasonable times during regular business hours.

6. Events of Default. Any Event of Default under the Loan Agreement shall constitute an Event of Default.

7. Specific Remedies. Upon the occurrence of any Event of Default: (a) Secured Party may take any action or pursue any remedies provided by law or in the Loan Agreement; and (b) Secured Party may notify licensees to make royalty and other payments on license agreements directly to Secured Party.

8. Further Assurances. Debtor hereby agrees to execute and deliver such further documents and instruments as Secured Party may reasonably request in order to more properly evidence, document or perfect the security interest intended to be created hereby.

9. Governing Law. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

   IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement by their duly authorized officers as of the date first above written, with the specific intention that this Agreement constitutes a document under seal.

AirNet Communications Corporation             TECORE, Inc.

By: /s/ Glenn A. Ehley                      By: /s/ Jay Salkini
   -----------------------------------         ---------------------------------
Name: Glenn A. Ehley                        Name: Jay Salkini
     ---------------------------------           -------------------------------
Title: President and Chief Executive        Title: President and Chief Executive
      --------------------------------            ------------------------------
        Officer                                     Officer
      --------------------------------            ------------------------------
Date: January 24, 2003                       Date: January 24, 2003
     ---------------------------------            ------------------------------

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SCP Private Equity Partners, II, LP

By: SCP Private Equity II General Partner,
    L.P., its general partner

By: SCP Private Equity II, LLC

By: /s/ James W. Brown
   ----------------------
     James W. Brown
     a manager

Date: January 24, 2003
     --------------------
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